SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934
                           (Amendment No. _____)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

       [X]      Preliminary Proxy Statement
       [ ]      Confidential, for Use of the Commission Only (as
                permitted by Rule 14a-6(e)(2))
       [ ]      Definitive Proxy Statement
       [ ]      Definitive Additional Materials
       [ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or
                ss.240.14a-12

                          United Heritage Corporation
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-
        6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:______________________________________________________

        (2) Aggregate number of securities to which transaction applies:______________________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-
            11 (set forth the amount on which the filing fee is calculated and state how it was determined):__________________

        (4) Proposed maximum aggregate value of transaction:______________

        (5) Total fee paid:_______________________________________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:_______________________________________

        (2) Form, Schedule or Registration Statement No.:_________________

        (3) Filing Party:_________________________________________________

        (4) Date Filed:___________________________________________________

                          UNITED HERITAGE CORPORATION

                             2 NORTH CADDO STREET
                            CLEBURNE, TEXAS  76031

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held August 23, 1999


	Notice is hereby given that pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders of United Heritage Corporation (the "Company") will be held at the Company's executive offices at 2 North Caddo Street, Cleburne, Texas on August 23, 1999, at 10:00 a.m., for the purpose of considering and voting on the following matters:

        1. To elect the five (5) persons listed in the Proxy Statement dated July 29, 1999, accompanying this Notice, to serve as directors of the Company;

        2. To authorize and give discretion to the Board of Directors to either amend the Articles of Incorporation to effect a single reverse stock split of not less than One-for-Two nor greater than One-for-Ten of the issued and outstanding shares of Common Stock, with no effect on the par value of such shares or the number of authorized shares, if the Board believes that a decrease in the number of shares of Common Stock outstanding will enhance the acceptability and marketability of the Common Stock by the financial community and investing public; or to not effect a reverse stock split.

        3. To approve the appointment of Weaver and Tidwell, L.L.P., or such other firm appointed by the Board of Directors prior to the meeting, as independent auditors of the Company for its fiscal year ending March 31, 2000; and

        4. To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

	Only those shareholders of record at the close of business on July 6, 1999 are entitled to notice of and to vote at the Annual
Meeting of Shareholders or at any adjournment or adjournments thereof.

	All shareholders are urged to sign, date and return as promptly as possible the enclosed proxy in the enclosed envelope. It is important that as many shares as possible be represented at the Annual Meeting of Shareholders. Consequently, whether or not you expect to be present, please execute and return the enclosed proxy.


                                        By Order of the Board of Directors,

                                        Harold L. Gilliam, Secretary

July 29, 1999
Cleburne, Texas

                          UNITED HERITAGE CORPORATION
                             2 NORTH CADDO STREET
                            CLEBURNE, TEXAS  76031
                            TELEPHONE 817-641-3681

                          PROXY STATEMENT FOR ANNUAL
                           MEETING OF SHAREHOLDERS

To Be Held August 23, 1999

	The following information is furnished to the shareholders of UNITED HERITAGE CORPORATION (the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at the Company's executive offices at 2 North Caddo Street, Cleburne, Texas on August 23, 1999, at 10:00 a.m., and at any adjournment or adjournments thereof. This Proxy Statement and accompanying proxy are being mailed on or about July 29, 1999 to the shareholders of the Company.

                              GENERAL INFORMATION

	The close of business on July 6, 1999 has been fixed as the record date for determining the shareholders entitled to vote at the Annual Meeting of Shareholders.

	The Annual Meeting of Shareholders is called for the purposes of (1) electing the directors of the Company to serve for the ensuing year; (2) giving discretion to the Board to amend the Articles of Incorporation either to effect a single reverse stock split of not less than One-for-Two nor greater than One-for-Ten of the issued and outstanding shares of Common Stock (the "Reverse Split") or to not effect a Reverse Split; (3) approving the appointment of Weaver and Tidwell, L.L.P., or such other firm appointed by the Board of Directors prior to the meeting, as the independent auditors of the Company for the fiscal year ending March 31, 2000; and (4) transacting such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or adjournments thereto.

	Any person executing the accompanying proxy may revoke it at any time prior to the actual voting thereof by filing with the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date.

	Shares represented by each signed proxy received by the Board will be voted in accordance with the direction specified by the shareholder, and if no direction is specified, such shares will be voted "FOR" each proposal of the Board.

	Pursuant to Utah law, shareholders will have no rights of appraisal in connection with any matters to be voted on at the Annual Meeting of Shareholders. The cost of soliciting proxies will be borne by the Company. The solicitation will be made by mail. The Company will also supply brokerage firms and other custodians, nominees and fiduciaries with such number of proxy materials as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses in connection therewith. Certain directors, officers and employees of the Company, not specifically employed for the purpose, may solicit proxies, without remuneration therefore, by mail, telephone, telegraph or personal interview.

                     OUTSTANDING SHARES AND VOTING RIGHTS

	At the close of business on July 6, 1999, the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders, the Company had 99,372,654 shares of common stock, $0.001 par value (the "Common Stock"), issued and outstanding.

	The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual
Meeting of Shareholders.

	Each holder of shares of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock of the Company owned of record at the close of business on July 6, 1999. Cumulative voting for directors is not permitted.

                             BOARD OF DIRECTORS

	Various meetings of the Board are held each year, including an organizational meeting following the conclusion of the Annual Meeting of Shareholders. The Board has established a Stock
Option Committee and an Audit Committee, and does not presently have an executive, nominating, compensation or other standing committee.

Stock Option Committee
	Members:  Walter G. Mize and Joe Martin.

	The Stock Option Committee is responsible for the administration of the 1995 United Heritage Corporation Stock
Option Plan, the 1996 Stock Option Plan, the 1998 Stock Option
Plan, and the Stock Bonus Plan.  See "EXECUTIVE COMPENSATION AND
OTHER INFORMATION."

Audit Committee
	Members:  Walter G. Mize, Joe Martin and Theresa Turner.

	The Audit Committee is responsible to recommend to the Board of Directors the selection of independent public accountants to audit annually the books and records of the Corporation, discuss with the independent auditors and internal auditors the scope and results of audits, approve and review any nonaudit services performed by the Corporation's independent auditing firm, and review certain related party transactions.

Directors' Compensation

	During the fiscal year ended March 31, 1999 neither the Company nor its subsidiaries, National Heritage Sales Corporation, UHC Petroleum Corporation, UHC Petroleum Services Corporation and Sovereign Communications Corporation (the "Subsidiaries") paid any cash compensation to directors for attendance at meetings of the Board or for attendance at meetings of the Stock Option or Audit Committee.

Attendance at Board and Committee Meetings

	During the fiscal year ended March 31, 1999 there was one meeting of the Board, one meeting of the Stock Option Committee and one meeting of the Audit Committee. In addition, action was taken by the Board by unanimous written consent seven times in lieu of a meeting. Each director attended all of the meetings of the Board and each Committee of the Board of which he or she was a member during the fiscal year ended March 31, 1999.

                    PROPOSAL NO. 1:  ELECTION OF DIRECTORS

	The bylaws of the Company provide that the Board shall be comprised of not less than three (3) nor more than nine (9) members and that each director shall be elected to serve until the next Annual Meeting of Shareholders and until his or her successor shall be elected and shall qualify. Any vacancies on the Board may be filled by a majority vote of the Board and any director so elected shall hold office for the unexpired term of his or her predecessor or until the next election of directors by the shareholders of the Company.

	Names of the nominees for directors and other information about them appear in the following table. All of the nominees are now directors of the Company and have consented to serve if elected. If for any unforeseen reason a nominee is unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the Board. However, the Board has no reason to anticipate that any of the nominees will not be able to serve, if elected.

Name and Age of
Nominee; Years                 Principal Occupation for Past
Served as Director            Five Years; Other Directorships
------------------            -------------------------------

Walter G. Mize          Mr. Mize has served as Chairman of the Board,
Age 61                  President and Chief Executive Officer of the
Director Since 1987     Company since September 1987.  He has also served
                        as President, Chairman of the Board and Chief
                        Executive Officer of UHC Petroleum Corporation and National Heritage Sales Corporation since
                        September 1987; and as President of UHC Petroleum
                        Services Corporation and Sovereign Communications
                        Corporation since January 1997. He has been engaged in oil and gas exploration and development, cattle ranching, real estate development, banking and various other investment activities for over thirty years.

Harold L. Gilliam       Mr. Gilliam has served as Secretary, Treasurer and
Age 52                  Chief Financial Officer of the Company since
Director Since 1990     November 1990.  He has been a partner in the firm
                        of Gilliam, Wharram & Co., P.C., Certified Public
                        Accountants, located in Cleburne, Texas, since August
                        1987, and has been a Certified Public Accountant in the state of Texas since 1972.

Joe Martin              Dr. Martin is an optometrist partner in the Cleburne
Age 54                  Eye Clinic, located in Cleburne, Texas, and has been
Director Since 1988     an optometrist for over twenty-five years.

C. Dean Boyd            Mr. Boyd has been Vice President, Senior Loan
Age 52                  Officer of First National Bank of Longmont, Longmont,
Director Since 1988     Colorado since January 1999.   He previously served
                        as President of Colorado Community First National
                        Bank, located in Louisville, Colorado, from February 1997 to January 1999; and as President of
                        Colorado Community First National Bank, located in
                        Fraser, Colorado, from 1988 to February 1997.
                        Mr. Boyd has been a Certified Public Accountant in the state of Colorado since 1972.

Theresa D. Turner       Ms. Turner has been President of Colorado Community
Age 39                  First National Bank, located in Fraser, Colorado,
Director Since 1992     since February 1997.  She previously served as
                        Senior Vice President of that bank from January 1993 to February 1997, and in various other capacities since 1985.

	No family relationships exist among the executive officers and directors of the Company. No director of the Company is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of that Act or of any company registered as an investment company under the Investment Corporation Act of 1940, as amended.

	Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock represented and entitled to vote at the Annual Meeting or any adjournment(s) thereof is necessary for the election of directors. Assuming the receipt by each such person of the affirmative vote of at least a majority of the shares of Common Stock represented at the Annual Meeting, the five (5) persons receiving the greatest number of votes will be elected as directors.

	THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE
ELECTION AS DIRECTORS OF THE FIVE (5) PERSONS NAMED ABOVE.

                               PROPOSAL NO. 2
               TO AMEND THE ARTICLES OF INCORPORATION TO EFFECT A
                            REVERSE STOCK SPLIT

General

	The Board of Directors of the Company has approved and directed that the proposed Reverse Split, authorizing amendment of the Articles of Incorporation of the Company (the "Articles") be submitted to the Company's shareholders for consideration and action. The complete text of the amendment to the Articles (the "Amendment to the Articles") for the Reverse Split is set forth in Exhibit A to this Proxy Statement; however, such text is subject to change as may be required by the Utah Secretary of State.

	If the proposal for the Reverse Split is approved by the requisite vote of the Company's shareholders, the Board will be given the discretion to effect a single Reverse Split of not less than One-for-Two nor greater than One-for-Ten of the issued and outstanding shares of Common Stock or to effect no Reverse Split. The Board believes this latitude is necessary, given the changing market price of the Common Stock, to increase the trading price of the Common Stock to levels more acceptable to investors and the securities industry. The Board will only effect the Reverse Split if the Board determines that it is in the best interests of the Company and its shareholders. In connection with any determination by the Board that a Reverse Split is in the best interests of the Company and its shareholders, the Board will also select, in its discretion, one of the Reverse Splits based on its determination of which of them results in the greatest marketability and liquidity of the Common Stock, on prevailing market conditions, on the likely effect on the market price of the Common Stock and other relevant factors. The remaining alternative Reverse Splits would be abandoned by the Board without further action by the shareholders of the Company.

	Shareholders may approve or reject the proposed Reverse Stock Splits in whole but not in part. If approved by the shareholders of the Company, a Reverse Split would become effective on any date (the "Effective Date") selected by the Board on or prior to the Company's next Annual Meeting of Shareholders. If no Reverse Split is effected by such date, the Board will be deemed to have abandoned the Reverse Splits. The procedures for consummation of the Reverse Splits are set forth in Exhibit A hereto.

Vote Required

	The approval of each of the proposed Reverse Splits requires the affirmative vote of a majority of the outstanding shares of Common Stock. The Reverse Splits will be voted on as a group.

Purposes and Effects of the Reverse Split

	The purpose of the Reverse Splits is to increase the marketability and liquidity of the Common Stock.

	Consummation of a Reverse Split will not alter the number of authorized shares of Common Stock. Proportionate voting rights and other rights of shareholders will not be altered by any Reverse Split, except for the limited occasion where a small shareholder may own only a fractional interest after the Reverse Split, in which event the small shareholder will be paid for the fractional interest and will cease to be a holder of the Company's Common Stock. Consummation of a Reverse Split will have no material federal tax consequences to shareholders.

        The Common Stock is listed for trading on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") and the Boston Stock Exchange. On May 28, 1999, the reported average of the closing bid and asked prices of the Common Stock on NASDAQ was $0.7345 per share.

	The Board believes that a decrease in the number of shares of Common Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the trading price of such shares to a price more appropriate for an exchange-listed security, although no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from any Reverse Split.

	Additionally, although the Company has not yet experienced identifiable problems in the marketability and liquidity of its Common Stock, the Board believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from a Reverse Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by such Reverse Split.

	The par value of the Common Stock will remain at $.001 following any Reverse Split, and the number of shares of Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The resolution approving the Reverse Split provides that this increase in capital in excess of par value will be treated as capital for statutory purposes. The conversion ratios of any shares of outstanding stock having a conversion or redemption feature would be correspondingly adjusted upon consummation of any Reverse Split.

	The Reverse Split, if undertaken in the discretion of the Board, would have the following effects upon the number of shares of Common Stock outstanding (99,372,654 shares as of the Record
Date), assuming that no additional shares of Common Stock are issued by the Company after the Record Date, and without taking into account any reduction in the number of outstanding shares resulting from the procedures for treatment of fractional shares described below. Because the Reverse Split, if effected, may range from One-for-Two to One-for-Ten, existing shareholders cannot now predict the number of shares of Common Stock that they will hold after the Reverse Split, and cannot predict the total number of shares of Common Stock that will be outstanding after the Reverse Split. However, with the limited exception of small shareholders who own only fractional share interests after a Reverse Split, the proportionate ownership interests of holders of Common Stock will not be affected by a Reverse Split. Shareholders holding ten or fewer shares of Common Stock may, depending on the proportion of the Reverse Split, have only a fractional share interest after the Reverse Split. As a result, those shareholders would receive payment for their fractional interests as set forth below, and would cease to be holders of the Company's Common Stock.

                        Reverse           Common Stock
                      Stock Split          Outstanding
                      -----------         ------------
                        1 for 2............49,686,327
                        1 for 3............33,124,218
                        1 for 4............24,843,163
                        1 for 5............19,874,530
                        1 for 6............16,562,109
                        1 for 7............14,196,093
                        1 for 8............12,421,581
                        1 for 9............11,041,406
                        1 for 10............9,937,265


	At the Effective Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common
Stock"), will be reclassified as and changed into the appropriate fraction of a share of the Company's Common Stock, par value
$.001 (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock.

	No certificates or script representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights as a shareholder of the Company. In lieu of any such fractional share interests, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will, at the discretion of the Board, either be (i) paid cash by the Company upon surrender of certificates formerly representing Old Common Stock held by such holder in an amount equal to the product of such fraction multiplied by the closing bid price of the Old Common Stock on NASDAQ on the Effective Date (or in the event that Common Stock is not so traded on the Effective Date, such closing bid price on the next preceding day on which such stock is traded on NASDAQ); or, alternatively, (ii) the Company will make arrangements with, and provide assistance to, a third party who shall pool said fractional share interests, sell the same, and return appropriate payment to the holders of fractional share interests in the amount described in (i) above.


	THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO AUTHORIZE THE BOARD TO HAVE DISCRETION TO AMEND THE ARTICLES OF INCORPORATION TO EFFECT NOT LESS THAN A ONE-FOR-TWO NOR MORE THAN A ONE-FOR-TEN REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OR TO EFFECT NO REVERSE STOCK SPLIT.

                                PROPOSAL NO. 3:
                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

	Subject to approval by the shareholders, the Board has selected the firm of Weaver and Tidwell, L.L.P. as independent auditors of the Company for its fiscal year ending March 31, 2000. Weaver and Tidwell, L.L.P. has acted in such capacity for the Company since 1989 and has reported that neither the firm nor any of its partners has any material direct or indirect financial interest in the Company, other than as independent auditors.

	Representatives of Weaver and Tidwell, L.L.P. will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

	THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE
APPROVAL OF THE APPOINTMENT OF WEAVER AND TIDWELL, L.L.P. AS
INDEPENDENT AUDITORS OF THE COMPANY.

                      ACTION TO BE TAKEN UNDER THE PROXY

	The accompanying proxy will be voted "FOR" the election of the five (5) persons recommended by the Board and named under "PROPOSAL NO. 1: ELECTION OF DIRECTORS" as nominees for directors of the Company; "FOR" approval of the proposal to give the Board of Directors of the Company authority to amend the Articles of Incorporation to effect a single reverse stock split of not less than One-for-Two nor more than One-for-Ten, or to not so amend the Articles of Incorporation; and "FOR" approval of the appointment of Weaver and Tidwell, L.L.P. as the independent auditors of the Company for its fiscal year ending March 31, 2000, unless the proxy is marked in such a manner as to withhold authority to so vote.

	The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting of Shareholders, or any adjournment or adjournments thereof. Management knows of no other matters to be considered at the Annual Meeting of Shareholders. If, however, any other matters properly come before the Annual Meeting of Shareholders, or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the meeting from time to time.

                                STOCK OWNERSHIP
By Management

	The following table shows beneficial ownership of shares of Common Stock of the Company by all current directors and nominees for director, individually, and, together with all current executive officers of the Company, as a group, at May 28, 1999.

Name of Individual
  or Number of             Amount and Nature of              Percent
 Persons in Group         Beneficial Ownership(1)          Of Class(2)
------------------        -----------------------          -----------
Walter G. Mize              78,035,000 shares(3)              79.49%

Harold L. Gilliam               45,000 shares(4)                  *

Joe Martin                      75,000 shares(5)                  *

C. Dean Boyd                    85,500 shares(6)                  *

Theresa D. Turner               45,000 shares(7)                  *

All directors and
executive officers as
a group (5 persons)         78,285,500 shares(8)              79.67%

------------

*	Less than one percent (1%) of all of the issued and
        outstanding shares of Common Stock.

(1)	Based on information furnished by persons named and, except
        as otherwise indicated below, each person has sole voting power and investment power with respect to all shares of Common Stock owned by such person.

(2)	Based on 97,572,654 shares of Common Stock issued and
        outstanding as of May 28, 1999, as adjusted for shares convertible or exercisable within sixty (60) days of May 28, 1999 which are deemed outstanding for a specific shareholder pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(3)	Represents 77,435,000 shares of Common Stock owned of record and 600,000 shares of Common Stock which Mr. Mize has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1995 Stock Option Plan of the Company.

(4)	Represents 25,000 shares of Common Stock owned of record and
        20,000 shares of Common Stock which Mr. Gilliam has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1995 Stock Option Plan of the Company.

(5)	Includes 30,000 shares of Common Stock owned of record;
        10,000 shares of Common Stock owned by Dr. Martin's wife; and 35,000 shares of Common Stock which Dr. Martin has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1995 Stock Option Plan of the Company.

(6)	Includes 47,500 shares of Common Stock owned of record;
        20,000 shares of Common Stock which Mr. Boyd has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1995 Stock Option Plan of the Company; 2,000 shares of Common Stock held by Mr. Boyd's IRA; and 16,000 shares of Common Stock owned by Mr. Boyd's wife.

(7)	Represents 25,000 shares of Common Stock owned of record and
        20,000 shares of Common Stock which Ms. Turner has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to her under the 1995 Stock Option Plan of the Company.

(8)	Includes 695,000 shares of Common Stock which the directors
        and executive officers have the right to acquire within sixty
        (60) days from the date hereof pursuant to options granted to them under the 1995 Stock Option Plan of the Company.

By Others

	The following table sets forth certain information with respect to shareholders of the Company who were known to be beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock as of May 28, 1999.

                                 Amount and Nature
Name and Address of                of Beneficial       Percent of
 Beneficial Owner                  Ownership(1)         Class(2)
-------------------             ------------------     ----------
Walter G. Mize
2 North Caddo Street
Cleburne, Texas  76033-1956      78,035,000 shares      79.49 %



(1)	Based on information furnished by the person named and,
        except as otherwise indicated below, such person has sole voting power with respect to all shares of Common Stock owned by such person.

(2)	See footnote (3) under "STOCK OWNERSHIP - By Management."

Section 16(a) Beneficial Ownership Reporting Compliance

	Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership with the Securities and Exchange Commission.

	Based upon a review of Forms 4 and amendments thereto, furnished to the Company during the fiscal year ended March 31, 1999, and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended March 31, 1999, management of the Company has determined that, during such fiscal year, no directors, officers or ten percent (10%) beneficial owners of Common Stock of the Company failed to file on a timely basis with the Securities and Exchange Commission one or more required report on Form 4 or 5 regarding transactions in securities of the Company.

                EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

	During the fiscal years ended March 31, 1997, 1998 and 1999 neither the Company nor its Subsidiaries paid any cash compensation to the Company's Chief Executive Officer, and no executive officer of the Company received compensation in excess of $100,000.

	The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer for the fiscal years ended March 31, 1999, 1998 and 1997:

                          SUMMARY COMPENSATION TABLE

                                                           Long Term
                             Annual Compensation      Compensation Awards
                         --------------------------  ---------------------
Name and                                                  Securities
Principal Position       Year   Salary($)  Bonus($)  underlying options(#)
------------------       ----   ---------  --------  ---------------------
Walter G. Mize           1999      $0         $0              0
Chairman of the Board,   1998      $0         $0              0
President and Chief      1997      $0         $0              0
Executive Officer



Option Exercises and Holdings

	The following table provides information with respect to the named executive officer concerning the exercise of incentive stock options during the last fiscal year and unexercised stock options held as of the end of the last fiscal year under the 1995
Plan:

                         AGGREGATED OPTION EXERCISES
                             IN LAST FISCAL YEAR
                          AND FY-END OPTION VALUES
                                                               Value of
                                               Number of      Unexercised
					      Unexercised     In-the-Money
					       Options at      Options at
					       FY-End (#)      FY-End ($)
					      -----------    -------------

		Shares Acquired    Value      Exercisable/   Exercisable/
Name            on Exercise (#)  Realized($)  Unexercisable  Unexercisable(1)
----            ---------------  -----------  -------------  ----------------
Walter G. Mize          0           $0         600,000/-0-    $450,000/-0-


(1)	Fair market value of underlying securities at the fiscal
        year-end ($1.00), minus the exercise or base price ($0.25).

                            CERTAIN TRANSACTIONS

Loan from an Affiliate

	On August 5, 1997 the Company obtained an unsecured revolving line of credit in the amount of $300,000 from ALMAC Financial Corporation ("ALMAC"), a company owned by Walter G. Mize, Chairman of the Board, President and Chief Executive Officer of the Company. The line of credit bears interest at the rate of six percent (6%) per annum, and will terminate on August 5, 1998. The line of credit was paid in full on December 12, 1997 from the proceeds of a private securities offering. As of the date of this Proxy Statement, there is no outstanding balance on the line of credit. The Company believes the terms of this loan are as favorable to the Company as could be obtained from an unaffiliated third party.

Other Transactions

	During the fiscal year ended March 31, 1999 the Company received the use of office space and equipment from Walter G. Mize without charge. Management of the Company estimates the value of the use of the office space and equipment at approximately $18,000 for the fiscal year ended March 31, 1999. Mr. Mize is under no obligation to provide the use of the office space or equipment to the Company.

                             SHAREHOLDER PROPOSALS

	Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than April 29, 2000 for inclusion in the Company's Proxy Statement and accompanying proxy relating to the next Annual Meeting of Shareholders.

                                ANNUAL REPORTS

	A copy of the Company's 1999 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission, may be obtained without charge (except for exhibits to such Annual Report, which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits) by any shareholder whose proxy is solicited upon written request to:

                         United Heritage Corporation
                                P.O.Box 1956
                           Cleburne, Texas  76033
                      Attention:  Mr. Harold L. Gilliam

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        By:_______________________________
                                        Harold L. Gilliam, Secretary

July 29, 1999
Cleburne, Texas

                                 Exhibit A

THE REVERSE STOCK SPLIT PROPOSAL

        RESOLVED, that, prior the Company's 2000 Annual Meeting of Shareholders, on the condition that no other amendment to the Company's Articles of Incorporation shall have been filed subsequent to August 23, 1999, effecting a reverse stock split of the Common Stock, at the sole discretion of the Board of Directors of the Company, Article IV of the Company's Articles of Incorporation be amended by addition of the following provision, with the appropriate substitutions in the bolded language (illustrating a One-for-Two split) to indicate whether the reverse stock split is to be One-for-Two, One-for-Ten, or another ratio within that range:

                (c) Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's Common Stock, par value $.001 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-half (1/2) of a share of the Company's Common Stock, par value equal to the par value of the Old Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. A holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the holder would otherwise be entitled, a cash payment therefor on the basis of the closing bid price of the Old Common Stock on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") Stock Market on the Effective Date, as reported on the NASDAQ Stock Market (or in the event the Company's Common Stock is not so traded on the Effective Date, such closing bid price on the next preceding day on which such stock was traded on the NASDAQ Stock Market). The Company may retain a third party to collect and pool fractional share interests, sell the same, and return payment to the holders of the interests. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

	FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Articles of Incorporation effecting a not less than One-for-Two nor greater than One-for-Ten Reverse Stock Split, notwithstanding authorization of the proposed amendment by the shareholders of the Company, the board of directors may abandon such proposed amendment without further action by the shareholders.

                          UNITED HERITAGE CORPORATION

    Proxy Solicited on Behalf of the Board of Directors of the Corporation
                      For Annual Meeting of Shareholders
                                August 23, 1999

	The undersigned hereby constitutes and appoints Walter G. Mize and Harold L. Gilliam, and each of them, proxies with full power of substitution, to vote, as directed below, all the shares of common stock of United Heritage Corporation (the "Corporation") held of record by the undersigned at the close of business on July 6, 1999, at the Annual Meeting of Shareholders to be held at United Heritage Corporation, 2
North Caddo Street, Cleburne, Texas, at 10:00 a.m. on August 23, 1999, and at any adjournment or adjournments thereof.

1. ELECTION OF DIRECTORS -- Nominees: Walter G. Mize, C. Dean Boyd, Harold L. Gilliam, Joe Martin, and Theresa D. Turner

        MARK ONLY ONE BOX     VOTE FOR all nominees listed above, except
                                vote to be withheld from the following
                                nominees, if any: ________________________


                              VOTE TO BE WITHHELD from all nominees.

2. TO AUTHORIZE THE BOARD TO AMEND THE ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT. Proposal to authorize the Board to effect a reverse stock split of not less than One-for-Two nor greater than One-for-Ten of the issued and outstanding shares of Common Stock or to effect no reverse split.
                FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

3.      APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.
        Proposal to approve the appointment of Weaver and Tidwell, L.L.P. as independent public accountants of the Corporation for the fiscal year ending March 31, 1999.
                FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

4. OTHER BUSINESS. In their discretion upon such other business as may properly come before the meeting, or any adjournment or adjournments thereof.
                FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

	This proxy when properly executed will be voted as directed herein by the undersigned. If no direction is made, this Proxy will be voted
FOR all the nominees listed above and FOR proposals 2, and 3 and, in the discretion of the persons named herein as proxies, upon such other business as may come before the meeting and any adjournment or adjournments thereof. The undersigned hereby revokes any proxy or proxies heretofore given and hereby confirms all that said attorneys and proxies, or any of them, or their substitutes may do by virtue hereof.
In addition, receipt of the 1998 Annual Report, the Notice of Annual Meeting and the Proxy Statement of United Heritage Corporation dated
July 29, 1999 is hereby acknowledged.

SHARES OF COMMON STOCK:  _________   DATED: _________________, 1999

                                     ______________________________
                                     Signature of Shareholder(s)

                                     ______________________________
                                     Street Address

                                     ______________________________
                                     City, State, Zip Code

Please date this proxy and sign your name exactly as it appears hereon, and mail today. When signing on behalf of a corporation, partnership, estate, trust, or the like, indicate title of persons signing. For joint accounts, each joint owner should sign.

NOTE: I _____ WILL _____ WILL NOT ATTEND THE SHAREHOLDERS' MEETING ON AUGUST 23, 1999